February 3, 2023

Mr. William Wicker

Alpine Summit Energy Partners

2445 Technology Forest Blvd, Suite 1010

The Woodlands, TX 77381

Re:	Alpine Summit Energy Partners
Estimate of Reserves and Revenues
2022 Year-End SEC Pricing Case
"As of" January 1, 2023

Dear Mr. Wicker:

At your request, W.D. Von Gonten Engineering, LLC has prepared estimates of future reserves and projected net revenues for certain property interests owned by Alpine Summit Energy Partners (Alpine). These properties include producing wells and undeveloped locations located in either Austin, Fayette, Lee, Robertson, Washington, or Webb County, Texas. The undeveloped locations included herein have been classified as Proved, Probable, Possible, or Contingent Resource per the guidelines established by the Society of Petroleum Engineers (SPE). At the request of Alpine, this report was prepared utilizing the 2022 Year-End SEC pricing scenario.

Our conclusions, as of January 1, 2023, are as follows:

	Net to Alpine Summit Energy Partners
2022 Year-End SEC Pricing	Proved Developed		Proved	Total	Probable	Possible
	Producing	Non-Producing	Undeveloped	Proved	Undeveloped	Undeveloped
Reserve Estimates
Oil/Cond., Mbbl	3,745.4	227.8	273.5	4,246.7	-	-
Gas, MMcf	55,716.1	14,763.5	28,872.4	99,352.1	167,112.0	153,798.9
NGL, Mbbl	2,797.5	165.1	248.7	3,211.4	-	-
Oil/Cond. Equivalent, MBOE	15,828.9	2,853.5	5,334.3	24,016.8	27,852.0	25,633.2

Proved Revenues
Oil, $ (36.4) %	350,361,536	21,313,644	25,584,048	397,259,232	-	-
Gas, $ (53.5) %	327,701,408	87,240,624	168,920,928	583,862,912	991,433,344	912,450,816
NGL, $ (10.2) %	96,324,520	5,929,625	8,931,100	111,185,264	-	-
Total, $	774,387,392	114,483,896	203,436,096	1,092,307,328	991,433,344	912,450,816

Expenditures
Advalorem Taxes, $	19,353,978	3,034,075	5,301,730	27,689,786	27,512,274	25,320,508
Severance Taxes, $	47,918,564	7,968,196	14,515,770	70,402,528	74,357,496	68,433,800
Direct Operating Expense, $	42,530,144	9,120,334	9,859,870	61,510,360	60,907,576	68,898,312
Variable Operating Expense, $	22,588,062	3,185,350	4,732,006	30,505,416	17,718,538	16,896,134
Transportation Expense, $	27,210,362	5,980,786	11,216,190	44,407,336	60,564,064	55,739,224
Total, $	159,601,136	29,288,740	45,625,564	234,515,408	241,059,936	235,287,984

Investments
Total, $	3,987,294	16,897,380	54,617,248	75,501,920	231,282,496	236,124,992

Estimated Future Net Revenues(FNR)
Undiscounted FNR, $	610,799,040	68,297,776	103,193,280	782,289,984	519,090,944	441,037,760
FNR Disc. @ 10%, $	382,616,864	40,849,036	54,990,720	478,456,608	257,950,128	177,735,712

Allocation Percentage by Classification
FNR Disc. @ 10%	80.0%	8.5%	11.5%	100.0%

*Due to computer rounding, numbers in the above table may not sum exactly.

Report Qualifications

Purpose of Report - The purpose of this report is to provide Alpine and its financial advisors with an estimate of future reserves and net revenues attributable to certain interests owned by Alpine effective January 1, 2023.

Scope of Work - W.D. Von Gonten Engineering, LLC was engaged by Alpine to estimate the remaining reserves and future production forecasts associated with the properties included in this report. Once reserves were estimated, future net revenues were determined utilizing the 2022 Year-End SEC pricing scenario.

Reporting Requirements - The Society of Petroleum Engineers (SPE) requires Reserves to be economically recoverable with prices and costs in effect on the "as of" date of the report. In conjunction with World Petroleum Council (WPC), American Association of Petroleum Geologists (AAPG), Society of Petroleum Evaluation Engineers (SPEE), Society of Exploration Geophysicists (SEG), Society of Petrophysicists and Well Log Analysts (SPWLA), and the European Associated of Geoscientists and Engineers (EAGE), the SPE has issued Petroleum Resources Management System (2018 ed.), which sets forth the definitions and requirements associated with the determination and classification of both Reserves and Resources. In addition, the SPE has issued Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information (2019 ed.), which sets requirements for the qualifications and independence of qualified reserves evaluators and auditors.

The estimated Proved, Probable, and Possible reserves herein have been prepared in conformance with all SPE definitions and requirements in the above referenced publications.

Projections - The attached reserves and revenue projections are on a calendar year basis with the first time period being January 1, 2023 through December 31, 2023.

Property Discussion

Alpine currently owns interests in 36 producing horizontal Austin Chalk wells and one horizontal Eagle Ford shale well. As of December 2022, the gross production rates from the producing wells included in this report are approximately 5,700 barrels of oil and 103,000 Mcf of gas per day.

In addition, there are four Proved Undeveloped (PUD), 18 Probable Undeveloped (PROB), and 20 Possible Undeveloped (POSS) locations offsetting the producing leases planned to be operated by Ageron Energy, LLC or IRONROC Energy, LLC (IRONROC). The first well is scheduled to be producing by February 2023.

Reserves Estimates

Producing Properties - Reserves estimates for the Proved Developed Producing (PDP) properties were based on volumetric calculations, log analysis, decline curve analysis, rate transient analysis, and/or analogy to nearby production.

Undeveloped Properties - The undeveloped reserves and resources were necessarily estimated using volumetric calculations, log analysis, and geophysical interpretation. In addition, W.D. Von Gonten Engineering, LLC has performed a field study of the Austin Chalk formation independent of this report. Our conclusions from that field study have fortified our confidence in the producing and undeveloped reserves included herein.

Alpine Summit Energy Partners - SEC Pricing - February 3, 2023 - Page 2

Reserves and schedules of production included in this report are only estimates. The amount of available data, reservoir and geological complexity, reservoir drive mechanism, and mechanical aspects can have a material effect on the accuracy of these reserve estimates. Due to inherent uncertainties in future production rates, commodity prices, and geologic conditions, it should be realized that the reserves estimates, the reserves actually recovered, the revenue derived therefrom and the actual cost incurred could be more or less than the estimated amounts.

We consider the assumptions, data, methods, and procedures used in this report appropriate hereof, and we have used all such methods and procedures that we consider necessary and appropriate to prepare the estimates of reserves and future net revenues.

Product Prices

The estimated net revenues shown herein were based on 2022 SEC Year-End pricing guidelines. SEC pricing is determined by averaging the settlement prices in effect for the first day of each month from the prior twelve months using benchmark oil and gas prices published by the Energy Information Administration. This method renders a price of $94.49 per barrel of oil and $6.245 per MMBtu of gas. These prices were held constant throughout the life of the properties, as per SEC guidelines.

Pricing differentials were applied to all properties on an individual property basis in order to reflect prices actually received at the wellhead. Pricing differentials are typically utilized to account for transportation charges, geographical differentials, quality adjustments, and any marketing bonus or deductions, and any other factors that may affect the price actually received at the wellhead. Alpine provided limited historical pricing data for the nine-month time period of January 2022 through September 2022. The historical averages extracted from the pricing data were applied for this report.

The NGL price differential utilized in this evaluation was based on a comparison of the historical price received versus the average NYMEX oil price.

A gas volume shrinkage factor has been applied to each property. This shrinkage accounts for any line loss, generation of NGLs, and/or fuel usage before the actual sales point.

Operating Expenses and Capital Costs

Historical monthly operating expense data for the properties were also provided by Alpine. W.D. Von Gonten Engineering, LLC applied a combination of fixed monthly and variable expenses to each individual property based on the available historical data from January 2022 through September 2022.

Capital costs necessary to perform well completion operations and to develop undeveloped locations were supplied by Alpine. These costs were verified from actual recent work in the area of interest.

All operating expenses and capital costs were held flat for the life of the properties.

Other Considerations

Abandonment Costs - Cost estimates regarding future plugging and abandonment liabilities associated with these properties were supplied by Alpine for the purposes of this report. As we have not inspected the properties personally, W.D. Von Gonten Engineering, LLC expresses no warranties as to the accuracy or reasonableness of these assumptions. A third party study would be necessary in order to accurately estimate all future abandonment liabilities.

Additional Costs - Costs were not deducted for general and administrative expenses, depletion, depreciation and/or amortization (a non-cash item), or federal income tax.

Alpine Summit Energy Partners - SEC Pricing - February 3, 2023 - Page 3

Data Sources - Data furnished by Alpine included basic well information, completion data, lease acreage map, ownership interests, drilling schedules, historical commercial data, and daily production information. Public data sources such as IHS Energy and the U.S. Geological Survey (USGS) were used to gather any additional necessary data.

Context - We specifically advise that any particular reserves estimate for a specific property not be used out of context with the overall report. The revenues and present worth of future net revenues are not represented to be market value either for individual properties or on a total property basis. The estimation of fair market value for oil and gas properties requires additional analysis other than evaluating undiscounted and discounted future net revenues.

While the oil and gas industry may be subject to regulatory changes from time to time that could affect an industry participant's ability to recover its oil and gas reserves, we are not aware of any such governmental actions which would restrict the recovery of the January 1, 2023 estimated oil and gas volumes. The reserves in this report can be produced under current regulatory guidelines. Actual future commodity prices may differ substantially from the utilized pricing scenario which may or may not extend or limit the estimated reserves and revenue quantities presented in this report.

We have not inspected the properties included in this report, nor have we conducted independent well tests. W.D. Von Gonten Engineering, LLC and our employees have no direct ownership in any of the properties included in this report. Our fees are based on hourly expenses, and are not related to the reserve and revenue estimates produced in this report. The responsible technical personnel referenced below have obtained the qualifications and meet the requirements of objectivity for Qualified Reserves Evaluator employed internally by W.D. Von Gonten Engineering, LLC as set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information (2019 ed.) promulgated by the SPE.

Thank you for the opportunity to assist Alpine Summit Energy Partners with this project.

Respectfully submitted,

William D. Von Gonten, Jr., P.E.
TX # 73244

Taylor D. Matthes

WDVG/TDM/JPW

I:\data\company\reports\clientletters\misc\AlpineEnergy_YrEnd22_SEC_0123.docx

Alpine Summit Energy Partners - SEC Pricing - February 3, 2023 - Page 4

PETROLEUM RESERVES AND RESOURCES CLASSIFICATION AND DEFINITIONS

This document contains information excerpted from definitions and guidelines prepared by the Oil and Gas Reserves Committee of the Society of Petroleum Engineers (SPE) and reviewed and jointly sponsored by the World Petroleum Council (WPC), the American Association of Petroleum Geologists (AAPG), and the Society of Petroleum Evaluation Engineers (SPEE).

Preamble

Petroleum resources are the estimated quantities of hydrocarbons naturally occurring on or within the Earth's crust. Resource assessments estimate total quantities in known and yet-to-be discovered accumulations; resources evaluations are focused on those quantities that can potentially be recovered and marketed by commercial projects. A petroleum resources management system provides a consistent approach to estimating petroleum quantities, evaluating development projects, and presenting results within a comprehensive classification framework.

These definitions and guidelines are designed to provide a common reference for the international petroleum industry, including national reporting and regulatory disclosure agencies, and to support petroleum project and portfolio management requirements. They are intended to improve clarity in global communications regarding petroleum resources. It is expected that this document will be supplemented with industry education programs and application guides addressing their implementation in a wide spectrum of technical and/or commercial settings.

It is understood that these definitions and guidelines allow flexibility for users and agencies to tailor application for their particular needs; however, any modifications to the guidance contained herein should be clearly identified. The definitions and guidelines contained in this document must not be construed as modifying the interpretation or application of any existing regulatory reporting requirements.

1.0 Basic Principles and Definitions

The estimation of petroleum resource quantities involves the interpretation of volumes and values that have an inherent degree of uncertainty. These quantities are associated with development projects at various stages of design and implementation. Use of a consistent classification system enhances comparisons between projects, groups of projects, and total company portfolios according to forecast production profiles and recoveries. Such a system must consider both technical and commercial factors that impact the project's economic feasibility, its productive life, and its related cash flows.

1.1 Petroleum Resources Classification Framework

Petroleum is defined as a naturally occurring mixture consisting of hydrocarbons in the gaseous, liquid, or solid phase. Petroleum may also contain non-hydrocarbons, common examples of which are carbon dioxide, nitrogen, hydrogen sulfide and sulfur. In rare cases, non-hydrocarbon content could be greater than 50%.

The term "resources" as used herein is intended to encompass all quantities of petroleum naturally occurring on or within the Earth's crust, discovered and undiscovered (recoverable and unrecoverable), plus those quantities already produced. Further, it includes all types of petroleum whether currently considered "conventional" or "unconventional."

Excerpted from the Petroleum Resources Management System Approved by the

Society of Petroleum Engineers (SPE) Board of Directors, March 2007

Figure 1-1 is a graphical representation of the SPE/WPC/AAPG/SPEE resources classification system. The system defines the major recoverable resources classes: Production, Reserves, Contingent Resources, and Prospective Resources, as well as Unrecoverable petroleum.

The "Range of Uncertainty" reflects a range of estimated quantities potentially recoverable from an accumulation by a project, while the vertical axis represents the "Chance of Commerciality, that is, the chance that the project that will be developed and reach commercial producing status.

The following pages contain the definitions in Tables 1, 2, and 3 that display the major classes and sub-classes of petroleum reserves and resources as defined by the SPE:

Excerpted from the Petroleum Resources Management System Approved by the

Society of Petroleum Engineers (SPE) Board of Directors, March 2007

Table 1: Recoverable Resources Classes and Sub-Classes

Class/Sub-Class	Definition	Guidelines
Reserves	Reserves are those quantities of petroleum anticipated to be commercially recoverable by application of development projects to known accumulations from a given date forward under defined conditions.	Reserves must satisfy four criteria: they must be discovered, recoverable, commercial, and remaining based on the development project(s) applied. Reserves are further subdivided in accordance with the level of certainty associated with the estimates and may be sub-classified based on project maturity and/or characterized by their development and production status. To be included in the Reserves class, a project must be sufficiently defined to establish its commercial viability. There must be a reasonable expectation that all required internal and external approvals will be forthcoming, and there is evidence of firm intention to proceed with development within a reasonable time frame. A reasonable time frame for the initiation of development depends on the specific circumstances and varies according to the scope of the project. While 5 years is recommended as a benchmark, a longer time frame could be applied where, for example, development of economic projects are deferred at the option of the producer for, among other things, market-related reasons, or to meet contractual or strategic objectives. In all cases, the justification for classification as Reserves should be clearly documented. To be included in the Reserves class, there must be a high confidence in the commercial producibility of the reservoir as supported by actual production or formation tests. In certain cases, Reserves may be assigned on the basis of well logs and/or core analysis that indicate that the subject reservoir is hydrocarbonbearing and is analogous to reservoirs in the same area that are producing or have demonstrated the ability to produce on formation tests.
On Production	The development project is currently producing and selling petroleum to market.	The key criterion is that the project is receiving income from sales, rather than the approved development project necessarily being complete. This is the point at which the project “chance of commerciality” can be said to be 100%. The project “decision gate” is the decision to initiate commercial production from the project.
Approved for Development	All necessary approvals have been obtained, capital funds have been committed, and implementation of the development project is under way.	At this point, it must be certain that the development project is going ahead. The project must not be subject to any contingencies such as outstanding regulatory approvals or sales contracts. Forecast capital expenditures should be included in the reporting entity’s current or following year’s approved budget. The project “decision gate” is the decision to start investing capital in the construction of production facilities and/or drilling development wells.

Excerpted from the Petroleum Resources Management System Approved by the

Society of Petroleum Engineers (SPE) Board of Directors, March 2007

Class/Sub-Class	Definition	Guidelines
Justified for Development	Implementation of the development project is justified on the basis of reasonable forecast commercial conditions at the time of reporting, and there are reasonable expectations that all necessary approvals/contracts will be obtained.	In order to move to this level of project maturity, and hence have reserves associated with it, the development project must be commercially viable at the time of reporting, based on the reporting entity’s assumptions of future prices, costs, etc. (“forecast case”) and the specific circumstances of the project. Evidence of a firm intention to proceed with development within a reasonable time frame will be sufficient to demonstrate commerciality. There should be a development plan in sufficient detail to support the assessment of commerciality and a reasonable expectation that any regulatory approvals or sales contracts required prior to project implementation will be forthcoming. Other than such approvals/contracts, there should be no known contingencies that could preclude the development from proceeding within a reasonable timeframe (see Reserves class). The project “decision gate” is the decision by the reporting entity and its partners, if any, that the project has reached a level of technical and commercial maturity sufficient to justify proceeding with development at that point in time.
Contingent Resources	Those quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulations by application of development projects, but which are not currently considered to be commercially recoverable due to one or more contingencies.	Contingent Resources may include, for example, projects for which there are currently no viable markets, or where commercial recovery is dependent on technology under development, or where evaluation of the accumulation is insufficient to clearly assess commerciality. Contingent Resources are further categorized in accordance with the level of certainty associated with the estimates and may be sub-classified based on project maturity and/or characterized by their economic status.
Development Pending	A discovered accumulation where project activities are ongoing to justify commercial development in the foreseeable future.	The project is seen to have reasonable potential for eventual commercial development, to the extent that further data acquisition (e.g. drilling, seismic data) and/or evaluations are currently ongoing with a view to confirming that the project is commercially viable and providing the basis for selection of an appropriate development plan. The critical contingencies have been identified and are reasonably expected to be resolved within a reasonable time frame. Note that disappointing appraisal/evaluation results could lead to a re-classification of the project to “On Hold” or “Not Viable” status. The project “decision gate” is the decision to undertake further data acquisition and/or studies designed to move the project to a level of technical and commercial maturity at which a decision can be made to proceed with development and production.

Excerpted from the Petroleum Resources Management System Approved by the

Society of Petroleum Engineers (SPE) Board of Directors, March 2007

Class/Sub-Class	Definition	Guidelines
Development Unclarified or on Hold	A discovered accumulation where project activities are on hold and/or where justification as a commercial development may be subject to significant delay.	The project is seen to have potential for eventual commercial development, but further appraisal/evaluation activities are on hold pending the removal of significant contingencies external to the project, or substantial further appraisal/evaluation activities are required to clarify the potential for eventual commercial development. Development may be subject to a significant time delay. Note that a change in circumstances, such that there is no longer a reasonable expectation that a critical contingency can be removed in the foreseeable future, for example, could lead to a reclassification of the project to “Not Viable” status. The project “decision gate” is the decision to either proceed with additional evaluation designed to clarify the potential for eventual commercial development or to temporarily suspend or delay further activities pending resolution of external contingencies.
Development Not Viable	A discovered accumulation for which there are no current plans to develop or to acquire additional data at the time due to limited production potential.	The project is not seen to have potential for eventual commercial development at the time of reporting, but the theoretically recoverable quantities are recorded so that the potential opportunity will be recognized in the event of a major change in technology or commercial conditions. The project “decision gate” is the decision not to undertake any further data acquisition or studies on the project for the foreseeable future.
Prospective Resources	Those quantities of petroleum which are estimated, as of a given date, to be potentially recoverable from undiscovered accumulations.	Potential accumulations are evaluated according to their chance of discovery and, assuming a discovery, the estimated quantities that would be recoverable under defined development projects. It is recognized that the development programs will be of significantly less detail and depend more heavily on analog developments in the earlier phases of exploration.
Prospect	A project associated with a potential accumulation that is sufficiently well defined to represent a viable drilling target.	Project activities are focused on assessing the chance of discovery and, assuming discovery, the range of potential recoverable quantities under a commercial development program.
Lead	A project associated with a potential accumulation that is currently poorly defined and requires more data acquisition and/or evaluation in order to be classified as a prospect.	Project activities are focused on acquiring additional data and/or undertaking further evaluation designed to confirm whether or not the lead can be matured into a prospect. Such evaluation includes the assessment of the chance of discovery and, assuming discovery, the range of potential recovery under feasible development scenarios.
Play	A project associated with a prospective trend of potential prospects, but which requires more data acquisition and/or evaluation in order to define specific leads or prospects.	Project activities are focused on acquiring additional data and/or undertaking further evaluation designed to define specific leads or prospects for more detailed analysis of their chance of discovery and, assuming discovery, the range of potential recovery under hypothetical development scenarios.

Excerpted from the Petroleum Resources Management System Approved by the

Society of Petroleum Engineers (SPE) Board of Directors, March 2007

Table 2: Reserves Status Definitions and Guidelines

Status	Definition	Guidelines
Developed Reserves	Developed Reserves are expected quantities to be recovered from existing wells and facilities.	Reserves are considered developed only after the necessary equipment has been installed, or when the costs to do so are relatively minor compared to the cost of a well. Where required facilities become unavailable, it may be necessary to reclassify Developed Reserves as Undeveloped. Developed Reserves may be further sub-classified as Producing or Non-Producing.
Developed Producing Reserves	Developed Producing Reserves are expected to be recovered from completion intervals that are open and producing at the time of the estimate.	Improved recovery reserves are considered producing only after the improved recovery project is in operation.
Developed Non-Producing Reserves	Developed Non-Producing Reserves include shut-in and behind-pipe Reserves.	Shut-in Reserves are expected to be recovered from (1) completion intervals which are open at the time of the estimate but which have not yet started producing, (2) wells which were shut-in for market conditions or pipeline connections, or (3) wells not capable of production for mechanical reasons. Behind-pipe Reserves are expected to be recovered from zones in existing wells which will require additional completion work or future recompletion prior to start of production. In all cases, production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well.
Undeveloped Reserves	Undeveloped Reserves are quantities expected to be recovered through future investments:	(1) from new wells on undrilled acreage in known accumulations, (2) from deepening existing wells to a different (but known) reservoir, (3) from infill wells that will increase recovery, or (4) where a relatively large expenditure (e.g. when compared to the cost of drilling a new well) is required to (a) recomplete an existing well or (b) install production or transportation facilities for primary or improved recovery projects.

Excerpted from the Petroleum Resources Management System Approved by the

Society of Petroleum Engineers (SPE) Board of Directors, March 2007

Table 3: Reserves Category Definitions and Guidelines

Category	Definition	Guidelines
Proved Reserves	Proved Reserves are those quantities of petroleum, which by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be commercially recoverable, from a given date forward, from known reservoirs and under defined economic conditions, operating methods, and government regulations.	If deterministic methods are used, the term reasonable certainty is intended to express a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate. The area of the reservoir considered as Proved includes (1) the area delineated by drilling and defined by fluid contacts, if any, and (2) adjacent undrilled portions of the reservoir that can reasonably be judged as continuous with it and commercially productive on the basis of available geoscience and engineering data. In the absence of data on fluid contacts, Proved quantities in a reservoir are limited by the lowest known hydrocarbon (LKH) as seen in a well penetration unless otherwise indicated by definitive geoscience, engineering, or performance data. Such definitive information may include pressure gradient analysis and seismic indicators. Seismic data alone may not be sufficient to define fluid contacts for Proved reserves (see “2001 Supplemental Guidelines,” Chapter 8). Reserves in undeveloped locations may be classified as Proved provided that: •The locations are in undrilled areas of the reservoir that can be judged with reasonable certainty to be commercially productive. •Interpretations of available geoscience and engineering data indicate with reasonable certainty that the objective formation is laterally continuous with drilled Proved locations. For Proved Reserves, the recovery efficiency applied to these reservoirs should be defined based on a range of possibilities supported by analogs and sound engineering judgment considering the characteristics of the Proved area and the applied development program.
Probable Reserves	Probable Reserves are those additional Reserves which analysis of geoscience and engineering data indicate are less likely to be recovered than Proved Reserves but more certain to be recovered than Possible Reserves.	It is equally likely that actual remaining quantities recovered will be greater than or less than the sum of the estimated Proved plus Probable Reserves (2P). In this context, when probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the 2P estimate. Probable Reserves may be assigned to areas of a reservoir adjacent to Proved where data control or interpretations of available data are less certain. The interpreted reservoir continuity may not meet the reasonable certainty criteria. Probable estimates also include incremental recoveries associated with project recovery efficiencies beyond that assumed for Proved.

Excerpted from the Petroleum Resources Management System Approved by the

Society of Petroleum Engineers (SPE) Board of Directors, March 2007

Category	Definition	Guidelines
Possible Reserves	Possible Reserves are those additional reserves which analysis of geoscience and engineering data indicate are less likely to be recoverable than Probable Reserves.	The total quantities ultimately recovered from the project have a low probability to exceed the sum of Proved plus Probable plus Possible (3P), which is equivalent to the high estimate scenario. When probabilistic methods are used, there should be at least a 10% probability that the actual quantities recovered will equal or exceed the 3P estimate. Possible Reserves may be assigned to areas of a reservoir adjacent to Probable where data control and interpretations of available data are progressively less certain. Frequently, this may be in areas where geoscience and engineering data are unable to clearly define the area and vertical reservoir limits of commercial production from the reservoir by a defined project. Possible estimates also include incremental quantities associated with project recovery efficiencies beyond that assumed for Probable.
Probable and Possible Reserves	(See above for separate criteria for Probable Reserves and Possible Reserves.)	The 2P and 3P estimates may be based on reasonable alternative technical and commercial interpretations within the reservoir and/or subject project that are clearly documented, including comparisons to results in successful similar projects. In conventional accumulations, Probable and/or Possible Reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from Proved areas by minor faulting or other geological discontinuities and have not been penetrated by a wellbore but are interpreted to be in communication with the known (Proved) reservoir. Probable or Possible Reserves may be assigned to areas that are structurally higher than the Proved area. Possible (and in some cases, Probable) Reserves may be assigned to areas that are structurally lower than the adjacent Proved or 2P area. Caution should be exercised in assigning Reserves to adjacent reservoirs isolated by major, potentially sealing, faults until this reservoir is penetrated and evaluated as commercially productive. Justification for assigning Reserves in such cases should be clearly documented. Reserves should not be assigned to areas that are clearly separated from a known accumulation by non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results); such areas may contain Prospective Resources. In conventional accumulations, where drilling has defined a highest known oil (HKO) elevation and there exists the potential for an associated gas cap, Proved oil Reserves should only be assigned in the structurally higher portions of the reservoir if there is reasonable certainty that such portions are initially above bubble point pressure based on documented engineering analyses. Reservoir portions that do not meet this certainty may be assigned as Probable and Possible oil and/or gas based on reservoir fluid properties and pressure gradient interpretations.

Excerpted from the Petroleum Resources Management System Approved by the

Society of Petroleum Engineers (SPE) Board of Directors, March 2007

ALPINE SUMMIT ENERGY PARTNERS
2022 YEAR-END REPORT

PROVED NONPRODUCING

DATE : 02/02/2023
TIME : 16:09:34
DBS : WDVG
SETTINGS : WDVG
SCENARIO : WDVG

W. D. VON GONTEN ENGINEERING LLC
RESERVES AND ECONOMICS

AS OF DATE: 01/2023

--END-- MO-YEAR	WELL COUNT	GROSS (8/8THS) PRODUCTION OIL/COND. MBBLS	GROSS GAS MMCF	GROSS OTHER M(UNIT)	GROSS NGL MBBLS	NET PRODUCTION (SALES) OIL/COND. MBBLS	NET GAS MMCF	NET OTHER M(UNIT)	NET NGL MBBLS
12-2023	3.9	136.882	6086.7	0.0	73.3	75.477	4291.5	0.0	40.3
12-2024	4.0	72.399	2822.8	0.0	59.9	37.459	1944.0	0.0	30.8
12-2025	4.0	40.039	1780.3	0.0	33.0	17.910	1146.3	0.0	14.5
12-2026	4.0	27.866	1319.8	0.0	22.8	12.495	785.4	0.0	10.0
12-2027	4.0	21.392	1054.8	0.0	17.5	9.600	628.7	0.0	7.7
12-2028	4.0	17.351	880.8	0.0	14.2	7.785	525.6	0.0	6.2
12-2029	4.0	14.584	757.1	0.0	12.0	6.538	452.0	0.0	5.3
12-2030	4.0	12.568	664.3	0.0	10.3	5.628	396.8	0.0	4.5
12-2031	4.0	11.036	592.0	0.0	9.1	4.935	353.7	0.0	4.0
12-2032	4.0	9.832	533.9	0.0	8.1	4.391	319.1	0.0	3.6
12-2033	4.0	8.861	486.3	0.0	7.3	3.952	290.7	0.0	3.2
12-2034	4.0	8.063	446.5	0.0	6.7	3.591	267.0	0.0	2.9
12-2035	4.0	7.390	412.8	0.0	6.1	3.287	246.8	0.0	2.7
12-2036	4.0	6.785	383.6	0.0	5.7	3.015	229.4	0.0	2.5
12-2037	4.0	6.231	358.2	0.0	5.2	2.766	214.3	0.0	2.3
S TOT	4.0	401.278	18580.0	0.0	291.3	198.829	12091.5	0.0	140.5
AFTER	2.9	66.017	4458.1	0.0	56.1	29.014	2672.0	0.0	24.7
TOTAL	3.3	467.294	23038.1	0.0	347.4	227.844	14763.5	0.0	165.1

--END-- MO-YEAR	PRODUCT PRICE OIL $/BBL	PRICE GAS $/MCF	PRICE OTHER $/U	PRICE NGL $/BBL	GROSS REVENUES NET TO COMPANY OIL M$	REV. GAS M$	REV. OTHER M$	REV. NGL M$	REV. TOTAL M$	STATE & LOCAL TAX ADVALOREM M$	TAX SEVERANCE M$
12-2023	93.55	5.917	0.000	35.91	7060.499	25392.482	0.000	1445.671	33898.652	899.996	2337.644
12-2024	93.55	5.905	0.000	35.91	3504.132	11479.442	0.000	1104.953	16088.526	422.549	1105.019
12-2025	93.55	5.902	0.000	35.91	1675.417	6765.610	0.000	520.118	8961.145	236.521	623.499
12-2026	93.55	5.897	0.000	35.91	1168.883	4631.868	0.000	360.365	6161.116	162.235	428.186
12-2027	93.55	5.896	0.000	35.91	897.992	3707.110	0.000	276.232	4881.334	128.613	340.058
12-2028	93.55	5.896	0.000	35.91	728.220	3098.543	0.000	224.143	4050.906	106.791	282.700
12-2029	93.55	5.896	0.000	35.91	611.581	2665.140	0.000	188.674	3465.396	91.407	242.169
12-2030	93.55	5.896	0.000	35.91	526.477	2339.686	0.000	162.947	3029.111	79.945	211.915
12-2031	93.55	5.897	0.000	35.91	461.679	2085.814	0.000	143.426	2690.918	71.061	188.430
12-2032	93.55	5.897	0.000	35.91	410.743	1882.014	0.000	128.102	2420.858	63.967	169.653
12-2033	93.55	5.898	0.000	35.91	369.697	1714.698	0.000	115.750	2200.145	58.168	154.290
12-2034	93.55	5.899	0.000	35.91	335.953	1574.831	0.000	105.582	2016.366	53.339	141.485
12-2035	93.55	5.900	0.000	35.91	307.498	1456.109	0.000	96.981	1860.588	49.247	130.627
12-2036	93.55	5.900	0.000	35.91	282.010	1353.847	0.000	89.222	1725.080	45.691	121.203
12-2037	93.55	5.901	0.000	35.91	258.734	1264.738	0.000	82.085	1605.556	42.560	112.913
S TOT	93.55	5.906	0.000	35.91	18599.512	71411.928	0.000	5044.250	95055.696	2512.091	6589.791
AFTER	93.55	5.924	0.000	35.91	2714.132	15828.694	0.000	885.375	19428.198	521.985	1378.405
TOTAL	93.55	5.909	0.000	35.91	21313.644	87240.624	0.000	5929.625	114483.896	3034.075	7968.196

--END-- MO-YEAR	EXPENSES NET TO COMPANY DIRECT M$	EXP. VARIABLE M$	EXP. TRANS. M$	EXP. COPAS M$	EXP. TOTAL M$	NET TOTAL CAPITAL M$	FUTURE NET REVENUE ANNUAL M$	FNR CUMULATIVE M$	10.0% DISCOUNTED FNR ANNUAL M$	DISC. FNR CUMULATIVE M$
12-2023	1089.001	1360.002	1708.758	0.000	7395.401	16708.216	9795.038	9795.038	8737.744	8737.744
12-2024	577.880	543.616	821.868	0.000	3470.932	0.000	12617.593	22412.632	11006.179	19743.924
12-2025	316.155	253.318	470.770	0.000	1900.263	0.000	7060.882	29473.514	5589.922	25333.846
12-2026	221.655	164.221	323.023	0.000	1299.320	0.000	4861.796	34335.312	3491.579	28825.424
12-2027	220.783	123.680	257.299	0.000	1070.433	0.000	3810.902	38146.212	2486.906	31312.330
12-2028	211.184	98.694	214.368	0.000	913.738	106.720	3030.448	41176.660	1794.872	33107.202
12-2029	211.184	81.719	183.951	0.000	810.430	0.000	2654.966	43831.624	1431.198	34538.400
12-2030	211.184	69.439	161.196	0.000	733.679	0.000	2295.432	46127.056	1124.735	35663.136
12-2031	211.184	60.159	143.498	0.000	674.332	0.000	2016.586	48143.640	898.177	36561.312
12-2032	211.184	52.918	129.323	0.000	627.045	0.000	1793.814	49937.452	726.260	37287.572
12-2033	211.184	47.126	117.708	0.000	588.476	0.000	1611.669	51549.120	593.154	37880.724
12-2034	211.184	42.399	108.014	0.000	556.422	0.000	1459.944	53009.064	488.436	38369.160
12-2035	211.184	38.467	99.788	0.000	529.313	0.000	1331.275	54340.340	404.883	38774.044
12-2036	211.184	35.097	92.665	0.000	505.840	0.000	1219.240	55559.580	337.090	39111.136
12-2037	211.184	30.052	86.417	0.000	483.127	0.000	1122.429	56682.008	282.085	39393.220
S TOT	4537.313	3000.908	4918.648	0.000	21558.750	16814.936	56682.008	56682.008	39393.220	39393.220
AFTER	4583.021	184.442	1062.138	0.000	7729.990	82.444	11615.768	68297.776	1455.814	40849.028
TOTAL	9120.334	3185.350	5980.786	0.000	29288.740	16897.380	68297.776	68297.776	40849.036	40849.028

	OIL	GAS
GROSS WELLS	1.0	3.0
GROSS ULT. MB & MMF	889.796	35453.264
GROSS CUM. MB & MMF	422.502	12415.128
GROSS REM. MB & MMF	467.294	23038.134
PRICE DIFFERENTIAL	0.000	0.000
INITIAL NRI %	68.870	68.870
INIT. WI %	93.337	93.337

DIRECT OPERATING EXPENSE		
$/WELL/MONTH	0.0	
$/MONTH	105000.0	
MISC. EXP. $/BBL OR $/MCF	--OIL--	--GAS--
VARIABLE	0.667	0.026
TRANSPORTATION	0.000	0.292
SHRINK FACTOR	0.957	

ECONOMIC RESULTS	
LIFE, YRS	48.33
UNDISC. PAYOUT, YRS.	0.63
DISC. PAYOUT, YRS.	0.00
UNDISCOUNTED NET/INVEST.	5.04
DISCOUNTED NET/INVEST.	3.44
RATE-OF-RETURN %	100.00

P.W. %	P.W. M$
5.00	50316.176
9.00	42377.424
10.00	40849.036
15.00	34852.660
20.00	30604.248
25.00	27375.096
40.00	20901.200
60.00	15798.325

ALPINE SUMMIT ENERGY PARTNERS
2022 YEAR-END REPORT
PROVDED UNDEVELOPED

DATE : 02/02/2023
TIME : 16:09:34
DBS : WDVG
SETTINGS : WDVG
SCENARIO : WDVG

W. D. VON GONTEN ENGINEERING LLC
RESERVES AND ECONOMICS

AS OF DATE: 01/2023

--END--	WELL	GROSS (8/8THS) PRODUCTION				NET PRODUCTION (SALES)			
MO-YEAR	COUNT	OIL/COND. MBBLS	GAS MMCF	OTHER M(UNIT)	NGL MBBLS	OIL/COND. MBBLS	GAS MMCF	OTHER M(UNIT)	NGL MBBLS
12-2023	3.4	127.087	11049.7	0.0	74.2	95.315	7842.5	0.0	55.6
12-2024	4.0	71.933	7030.1	0.0	76.8	44.478	4818.8	0.0	47.4
12-2025	4.0	36.279	4306.0	0.0	39.5	21.767	2705.3	0.0	23.7
12-2026	4.0	24.382	3065.9	0.0	26.6	14.629	1796.3	0.0	15.9
12-2027	4.0	18.406	2359.7	0.0	20.1	11.043	1382.2	0.0	12.0
12-2028	4.0	14.797	1906.3	0.0	16.1	8.878	1116.0	0.0	9.7
12-2029	4.0	12.378	1591.9	0.0	13.5	7.427	931.4	0.0	8.1
12-2030	4.0	10.643	1362.0	0.0	11.6	6.386	796.4	0.0	7.0
12-2031	4.0	9.336	1187.0	0.0	10.2	5.602	693.6	0.0	6.1
12-2032	4.0	8.317	1049.6	0.0	9.1	4.990	613.0	0.0	5.4
12-2033	4.0	7.499	939.2	0.0	8.2	4.499	548.1	0.0	4.9
12-2034	4.0	6.828	848.6	0.0	7.4	4.097	495.0	0.0	4.5
12-2035	4.0	6.266	772.6	0.0	6.8	3.759	450.4	0.0	4.1
12-2036	4.0	5.764	707.2	0.0	6.3	3.459	412.2	0.0	3.8
12-2037	4.0	5.303	649.8	0.0	5.8	3.182	378.7	0.0	3.5
S TOT	4.0	365.218	38825.7	0.0	332.2	239.512	24979.9	0.0	211.7
AFTER	3.5	56.637	6673.0	0.0	61.7	33.982	3892.5	0.0	37.0
TOTAL	3.7	421.855	45498.6	0.0	393.9	273.494	28872.4	0.0	248.7

--END--	PRODUCT PRICE				GROSS REVENUES NET TO COMPANY					STATE & LOCAL TAX	
MO-YEAR	OIL $/BBL	GAS $/MCF	OTHER $/U	NGL $/BBL	OIL M$	GAS M$	OTHER M$	NGL M$	TOTAL M$	ADVALOREM M$	SEVERANCE M$
12-2023	93.55	5.839	0.000	35.91	8916.269	45794.360	0.000	1997.651	56708.280	1467.444	3994.549
12-2024	93.55	5.854	0.000	35.91	4160.696	28207.184	0.000	1700.687	34068.568	888.588	2434.482
12-2025	93.55	5.863	0.000	35.91	2036.220	15860.969	0.000	851.922	18749.112	492.192	1347.133
12-2026	93.55	5.858	0.000	35.91	1368.501	10523.034	0.000	572.559	12464.093	326.424	895.120
12-2027	93.55	5.858	0.000	35.91	1033.060	8096.316	0.000	432.216	9561.592	250.416	687.161
12-2028	93.55	5.857	0.000	35.91	830.522	6536.114	0.000	347.477	7714.112	201.955	554.473
12-2029	93.55	5.856	0.000	35.91	694.758	5453.968	0.000	290.675	6439.402	168.494	462.807
12-2030	93.55	5.855	0.000	35.91	597.345	4662.388	0.000	249.920	5509.653	144.081	395.901
12-2031	93.55	5.853	0.000	35.91	524.011	4060.015	0.000	219.238	4803.264	125.532	345.048
12-2032	93.55	5.852	0.000	35.91	466.793	3587.395	0.000	195.299	4249.487	110.992	305.175
12-2033	93.55	5.851	0.000	35.91	420.895	3207.430	0.000	176.096	3804.420	99.308	273.126
12-2034	93.55	5.851	0.000	35.91	383.255	2895.811	0.000	160.348	3439.413	89.729	246.842
12-2035	93.55	5.850	0.000	35.91	351.680	2634.965	0.000	147.137	3133.782	81.713	224.835
12-2036	93.55	5.849	0.000	35.91	323.537	2410.944	0.000	135.363	2869.844	74.809	205.856
12-2037	93.55	5.849	0.000	35.91	297.654	2215.267	0.000	124.534	2637.455	68.746	189.177
S TOT	93.55	5.851	0.000	35.91	22405.196	146146.144	0.000	7601.119	176152.464	4590.422	12561.685
AFTER	93.55	5.851	0.000	35.91	3178.852	22774.792	0.000	1329.980	27283.628	711.308	1954.085
TOTAL	93.55	5.851	0.000	35.91	25584.048	168920.928	0.000	8931.100	203436.096	5301.730	14515.770

--END--	EXPENSES NET TO COMPANY					NET TOTAL	FUTURE NET REVENUE		10.0% DISCOUNTED FNR	
MO-YEAR	DIRECT M$	VARIABLE M$	TRANS. M$	COPAS M$	TOTAL M$	CAPITAL M$	ANNUAL M$	CUMULATIVE M$	ANNUAL M$	CUMULATIVE M$
12-2023	993.035	1415.911	3000.310	0.000	10871.248	54400.000	-8562.969	-8562.969	-10570.352	-10570.352
12-2024	655.120	811.570	1893.213	0.000	6682.972	0.000	27385.592	18822.624	23885.834	13315.482
12-2025	347.599	438.146	1054.095	0.000	3679.165	0.000	15069.946	33892.568	11931.704	25247.186
12-2026	225.849	289.284	700.152	0.000	2436.830	0.000	10027.263	43919.832	7202.577	32449.764
12-2027	213.099	218.512	537.888	0.000	1907.076	0.000	7654.516	51574.348	4996.207	37445.972
12-2028	200.867	174.088	434.104	0.000	1565.488	136.000	6012.624	57586.972	3564.143	41010.116
12-2029	199.755	143.792	362.314	0.000	1337.162	0.000	5102.239	62689.212	2750.828	43760.944
12-2030	199.755	121.917	309.877	0.000	1171.531	0.000	4338.122	67027.332	2125.886	45886.828
12-2031	199.755	105.445	270.006	0.000	1045.787	0.000	3757.477	70784.808	1673.733	47560.560
12-2032	199.755	92.636	238.737	0.000	947.294	0.000	3302.194	74087.000	1337.074	48897.636
12-2033	199.755	82.415	213.601	0.000	868.205	0.000	2936.215	77023.216	1080.718	49978.352
12-2034	199.755	74.089	192.986	0.000	803.400	0.000	2636.013	79659.232	881.961	50860.312
12-2035	199.755	67.167	175.727	0.000	749.198	0.000	2384.584	82043.816	725.272	51585.584
12-2036	199.755	61.235	160.861	0.000	702.516	0.000	2167.328	84211.144	599.249	52184.832
12-2037	199.755	56.043	147.821	0.000	661.543	0.000	1975.912	86187.056	496.650	52681.484
S TOT	4433.365	4152.251	9691.693	0.000	35429.416	54536.000	86187.056	86187.056	52681.484	52681.484
AFTER	5426.505	579.754	1524.497	0.000	10196.147	81.250	17006.226	103193.288	2309.236	54990.720
TOTAL	9859.870	4732.006	11216.190	0.000	45625.564	54617.248	103193.280	103193.288	54990.720	54990.720

	OIL	GAS
GROSS WELLS	1.0	3.0
GROSS ULT. MB & MMF	421.855	45498.628
GROSS CUM. MB & MMF	0.000	0.000
GROSS REM. MB & MMF	421.855	45498.628
PRICE DIFFERENTIAL	0.000	0.000
INITIAL NRI %	75.000	74.652
INIT. WI %	100.000	100.000

DIRECT OPERATING EXPENSE		
$/WELL/MONTH	0.0	
$/MONTH	105000.0	
MISC. EXP. $/BBL OR $/MCF	--OIL--	--GAS--
VARIABLE	0.680	0.024
TRANSPORTATION	0.000	0.285
SHRINK FACTOR	0.951	

ECONOMIC RESULTS		P.W. %	P.W. M$
LIFE, YRS	46.67	5.00	72398.928
UNDISC. PAYOUT, YRS.	1.31	9.00	57860.148
DISC. PAYOUT, YRS.	0.00	10.00	54990.720
UNDISCOUNTED NET/INVEST.	2.89	15.00	43523.908
DISCOUNTED NET/INVEST.	2.02	20.00	35216.220
RATE-OF-RETURN %	76.25	25.00	28816.322
		40.00	15824.342
		60.00	5512.026

ALPINE SUMMIT ENERGY PARTNERS
2022 YEAR-END REPORT

PROBABLE UNDEVELOPED

DATE : 02/02/2023
TIME : 16:09:36
DBS : WDVG
SETTINGS : WDVG
SCENARIO : WDVG

W. D. VON GONTEN ENGINEERING LLC
RESERVES AND ECONOMICS

AS OF DATE: 01/2023

--END--	WELL	GROSS (8/8THS) PRODUCTION				NET PRODUCTION (SALES)			
MO-YEAR	COUNT	OIL/COND. MBBLS	GAS MMCF	OTHER M(UNIT)	NGL MBBLS	OIL/COND. MBBLS	GAS MMCF	OTHER M(UNIT)	NGL MBBLS
12-2023	5.8	0.000	28336.2	0.0	0.0	0.000	20477.1	0.0	0.0
12-2024	12.0	0.000	35808.4	0.0	0.0	0.000	25877.0	0.0	0.0
12-2025	13.7	0.000	28192.4	0.0	0.0	0.000	18942.1	0.0	0.0
12-2026	17.5	0.000	29382.4	0.0	0.0	0.000	18048.2	0.0	0.0
12-2027	18.0	0.000	19016.7	0.0	0.0	0.000	11681.0	0.0	0.0
12-2028	18.0	0.000	13859.8	0.0	0.0	0.000	8513.4	0.0	0.0
12-2029	18.0	0.000	10983.3	0.0	0.0	0.000	6746.5	0.0	0.0
12-2030	18.0	0.000	9092.1	0.0	0.0	0.000	5584.8	0.0	0.0
12-2031	18.0	0.000	7743.0	0.0	0.0	0.000	4756.2	0.0	0.0
12-2032	18.0	0.000	6730.1	0.0	0.0	0.000	4134.0	0.0	0.0
12-2033	18.0	0.000	5941.5	0.0	0.0	0.000	3649.6	0.0	0.0
12-2034	18.0	0.000	5310.5	0.0	0.0	0.000	3262.0	0.0	0.0
12-2035	18.0	0.000	4794.5	0.0	0.0	0.000	2945.0	0.0	0.0
12-2036	18.0	0.000	4365.0	0.0	0.0	0.000	2681.2	0.0	0.0
12-2037	18.0	0.000	4002.0	0.0	0.0	0.000	2458.2	0.0	0.0
S TOT	16.5	0.000	213557.7	0.0	0.0	0.000	139756.4	0.0	0.0
AFTER	15.4	0.000	44534.8	0.0	0.0	0.000	27355.6	0.0	0.0
TOTAL	15.7	0.000	258092.5	0.0	0.0	0.000	167112.0	0.0	0.0

--END--	PRODUCT PRICE				GROSS REVENUES NET TO COMPANY					STATE & LOCAL TAX	
MO-YEAR	OIL $/BBL	GAS $/MCF	OTHER $/U	NGL $/BBL	OIL M$	GAS M$	OTHER M$	NGL M$	TOTAL M$	ADVALOREM M$	SEVERANCE M$
12-2023	0.00	5.933	0.000	0.00	0.000	121485.744	0.000	0.000	121485.744	3371.229	9111.430
12-2024	0.00	5.933	0.000	0.00	0.000	153521.472	0.000	0.000	153521.472	4260.220	11514.109
12-2025	0.00	5.933	0.000	0.00	0.000	112378.872	0.000	0.000	112378.872	3118.513	8428.415
12-2026	0.00	5.933	0.000	0.00	0.000	107075.352	0.000	0.000	107075.352	2971.341	8030.652
12-2027	0.00	5.933	0.000	0.00	0.000	69300.704	0.000	0.000	69300.704	1923.094	5197.552
12-2028	0.00	5.933	0.000	0.00	0.000	50507.904	0.000	0.000	50507.904	1401.594	3788.093
12-2029	0.00	5.933	0.000	0.00	0.000	40025.584	0.000	0.000	40025.584	1110.710	3001.919
12-2030	0.00	5.933	0.000	0.00	0.000	33133.462	0.000	0.000	33133.462	919.454	2485.010
12-2031	0.00	5.933	0.000	0.00	0.000	28217.060	0.000	0.000	28217.060	783.023	2116.280
12-2032	0.00	5.933	0.000	0.00	0.000	24525.746	0.000	0.000	24525.746	680.589	1839.431
12-2033	0.00	5.933	0.000	0.00	0.000	21651.946	0.000	0.000	21651.946	600.842	1623.896
12-2034	0.00	5.933	0.000	0.00	0.000	19352.392	0.000	0.000	19352.392	537.029	1451.429
12-2035	0.00	5.933	0.000	0.00	0.000	17472.020	0.000	0.000	17472.020	484.849	1310.401
12-2036	0.00	5.933	0.000	0.00	0.000	15907.062	0.000	0.000	15907.062	441.421	1193.030
12-2037	0.00	5.933	0.000	0.00	0.000	14584.091	0.000	0.000	14584.091	404.708	1093.806
S TOT	0.00	5.933	0.000	0.00	0.000	829139.456	0.000	0.000	829139.456	23008.618	62185.452
AFTER	0.00	5.933	0.000	0.00	0.000	162293.920	0.000	0.000	162293.920	4503.656	12172.044
TOTAL	0.00	5.933	0.000	0.00	0.000	991433.344	0.000	0.000	991433.344	27512.274	74357.496

--END--	EXPENSES NET TO COMPANY					NET TOTAL	FUTURE NET REVENUE		10.0% DISCOUNTED FNR	
MO-YEAR	DIRECT M$	VARIABLE M$	TRANS. M$	COPAS M$	TOTAL M$	CAPITAL M$	ANNUAL M$	CUMULATIVE M$	ANNUAL M$	CUMULATIVE M$
12-2023	2800.001	2475.598	7421.245	0.000	25179.504	162700.000	-66393.756	-66393.756	-66167.164	-66167.164
12-2024	4360.001	2956.264	9378.225	0.000	32468.820	0.000	121052.656	54658.900	105524.056	39356.892
12-2025	2780.500	2096.253	6864.930	0.000	23288.612	47800.000	41290.252	95949.152	32528.180	71885.072
12-2026	2904.876	2622.354	6540.952	0.000	23070.174	20400.000	63605.184	159554.336	45245.740	117130.816
12-2027	1921.000	1444.491	4233.398	0.000	14719.536	0.000	54581.176	214135.520	35663.564	152794.384
12-2028	1364.250	906.060	3085.395	0.000	10545.393	0.000	39962.512	254098.032	23716.526	176510.912
12-2029	1166.624	680.291	2445.058	0.000	8404.602	0.000	31620.980	285719.008	17053.212	193564.128
12-2030	1147.500	544.256	2024.036	0.000	7120.255	0.000	26013.208	311732.224	12750.491	206314.624
12-2031	1147.500	451.511	1723.706	0.000	6222.020	0.000	21995.042	333727.264	9799.089	216113.712
12-2032	1147.500	383.946	1498.214	0.000	5549.681	0.000	18976.066	352703.328	7684.493	223798.208
12-2033	1147.500	332.544	1322.661	0.000	5027.442	0.000	16624.505	369327.840	6119.542	229917.744
12-2034	1147.500	292.187	1182.187	0.000	4610.331	0.000	14742.056	384069.888	4932.856	234850.592
12-2035	1147.500	259.724	1067.320	0.000	4269.794	0.000	13202.225	397272.128	4015.728	238866.320
12-2036	1147.500	233.099	971.721	0.000	3986.770	0.000	11920.293	409192.416	3295.990	242162.304
12-2037	1147.500	210.908	890.904	0.000	3747.827	0.000	10836.261	420028.672	2723.738	244886.048
S TOT	26477.254	15889.486	50649.956	0.000	178210.752	230900.000	420028.672	420028.672	244886.048	244886.048
AFTER	34430.316	1829.053	9914.109	0.000	62849.180	382.500	99062.256	519090.944	13064.076	257950.128
TOTAL	60907.576	17718.538	60564.064	0.000	241059.936	231282.496	519090.944	519090.944	257950.128	257950.128

	OIL	GAS
GROSS WELLS	0.0	18.0
GROSS ULT. MB & MMF	0.000	258092.480
GROSS CUM. MB & MMF	0.000	0.000
GROSS REM. MB & MMF	0.000	258092.480
PRICE DIFFERENTIAL	0.000	0.000
INITIAL NRI %	0.000	74.500
INIT. WI %	97.581	97.581

DIRECT OPERATING EXPENSE		
$/WELL/MONTH	0.0	
$/MONTH	720000.0	
MISC. EXP. $/BBL OR $/MCF	--OIL--	--GAS--
VARIABLE	0.000	0.000
TRANSPORTATION	0.000	0.270
SHRINK FACTOR	0.970	

ECONOMIC RESULTS	
LIFE, YRS	50.17
UNDISC. PAYOUT, YRS.	1.55
DISC. PAYOUT, YRS.	0.00
UNDISCOUNTED NET/INVEST.	3.24
DISCOUNTED NET/INVEST.	2.23
RATE-OF-RETURN %	99.37

P.W. %	P.W. M$
5.00	349616.448
9.00	272783.296
10.00	257950.096
15.00	200069.472
20.00	159868.304
25.00	130174.640
40.00	74322.536
60.00	35397.044

ALPINE SUMMIT ENERGY PARTNERS
2022 YEAR-END REPORT

TOTAL PROBABLE

DATE : 02/02/2023
TIME : 16:09:36
DBS : WDVG
SETTINGS : WDVG
SCENARIO : WDVG

W. D. VON GONTEN ENGINEERING LLC
RESERVES AND ECONOMICS

AS OF DATE: 01/2023

--END-- MO-YEAR	WELL COUNT	GROSS (8/8THS) PRODUCTION OIL/COND. MBBLS	GROSS GAS MMCF	GROSS OTHER M(UNIT)	GROSS NGL MBBLS	NET PRODUCTION (SALES) OIL/COND. MBBLS	NET GAS MMCF	NET OTHER M(UNIT)	NET NGL MBBLS
12-2023	5.8	0.000	28336.2	0.0	0.0	0.000	20477.1	0.0	0.0
12-2024	12.0	0.000	35808.4	0.0	0.0	0.000	25877.0	0.0	0.0
12-2025	13.7	0.000	28192.4	0.0	0.0	0.000	18942.1	0.0	0.0
12-2026	17.5	0.000	29382.4	0.0	0.0	0.000	18048.2	0.0	0.0
12-2027	18.0	0.000	19016.7	0.0	0.0	0.000	11681.0	0.0	0.0
12-2028	18.0	0.000	13859.8	0.0	0.0	0.000	8513.4	0.0	0.0
12-2029	18.0	0.000	10983.3	0.0	0.0	0.000	6746.5	0.0	0.0
12-2030	18.0	0.000	9092.1	0.0	0.0	0.000	5584.8	0.0	0.0
12-2031	18.0	0.000	7743.0	0.0	0.0	0.000	4756.2	0.0	0.0
12-2032	18.0	0.000	6730.1	0.0	0.0	0.000	4134.0	0.0	0.0
12-2033	18.0	0.000	5941.5	0.0	0.0	0.000	3649.6	0.0	0.0
12-2034	18.0	0.000	5310.5	0.0	0.0	0.000	3262.0	0.0	0.0
12-2035	18.0	0.000	4794.5	0.0	0.0	0.000	2945.0	0.0	0.0
12-2036	18.0	0.000	4365.0	0.0	0.0	0.000	2681.2	0.0	0.0
12-2037	18.0	0.000	4002.0	0.0	0.0	0.000	2458.2	0.0	0.0
S TOT	16.5	0.000	213557.7	0.0	0.0	0.000	139756.4	0.0	0.0
AFTER	15.4	0.000	44534.8	0.0	0.0	0.000	27355.6	0.0	0.0
TOTAL	15.7	0.000	258092.5	0.0	0.0	0.000	167112.0	0.0	0.0

--END-- MO-YEAR	PRODUCT PRICE OIL $/BBL	PRICE GAS $/MCF	PRICE OTHER $/U	PRICE NGL $/BBL	GROSS REVENUES NET TO COMPANY OIL M$	GAS M$	OTHER M$	NGL M$	TOTAL M$	STATE & LOCAL TAX ADVALOREM M$	SEVERANCE M$
12-2023	0.00	5.933	0.000	0.00	0.000	121485.744	0.000	0.000	121485.744	3371.229	9111.430
12-2024	0.00	5.933	0.000	0.00	0.000	153521.472	0.000	0.000	153521.472	4260.220	11514.109
12-2025	0.00	5.933	0.000	0.00	0.000	112378.872	0.000	0.000	112378.872	3118.513	8428.415
12-2026	0.00	5.933	0.000	0.00	0.000	107075.352	0.000	0.000	107075.352	2971.341	8030.652
12-2027	0.00	5.933	0.000	0.00	0.000	69300.704	0.000	0.000	69300.704	1923.094	5197.552
12-2028	0.00	5.933	0.000	0.00	0.000	50507.904	0.000	0.000	50507.904	1401.594	3788.093
12-2029	0.00	5.933	0.000	0.00	0.000	40025.584	0.000	0.000	40025.584	1110.710	3001.919
12-2030	0.00	5.933	0.000	0.00	0.000	33133.462	0.000	0.000	33133.462	919.454	2485.010
12-2031	0.00	5.933	0.000	0.00	0.000	28217.060	0.000	0.000	28217.060	783.023	2116.280
12-2032	0.00	5.933	0.000	0.00	0.000	24525.746	0.000	0.000	24525.746	680.589	1839.431
12-2033	0.00	5.933	0.000	0.00	0.000	21651.946	0.000	0.000	21651.946	600.842	1623.896
12-2034	0.00	5.933	0.000	0.00	0.000	19352.392	0.000	0.000	19352.392	537.029	1451.429
12-2035	0.00	5.933	0.000	0.00	0.000	17472.020	0.000	0.000	17472.020	484.849	1310.401
12-2036	0.00	5.933	0.000	0.00	0.000	15907.062	0.000	0.000	15907.062	441.421	1193.030
12-2037	0.00	5.933	0.000	0.00	0.000	14584.091	0.000	0.000	14584.091	404.708	1093.806
S TOT	0.00	5.933	0.000	0.00	0.000	829139.456	0.000	0.000	829139.456	23008.618	62185.452
AFTER	0.00	5.933	0.000	0.00	0.000	162293.920	0.000	0.000	162293.920	4503.656	12172.044
TOTAL	0.00	5.933	0.000	0.00	0.000	991433.344	0.000	0.000	991433.344	27512.274	74357.496

--END-- MO-YEAR	EXPENSES NET TO COMPANY DIRECT M$	VARIABLE M$	TRANS. M$	COPAS M$	TOTAL M$	NET TOTAL CAPITAL M$	FUTURE NET REVENUE ANNUAL M$	FNR CUMULATIVE M$	10.0% DISCOUNTED FNR ANNUAL M$	DISC. CUMULATIVE M$
12-2023	2800.001	2475.598	7421.245	0.000	25179.504	162700.000	-66393.756	-66393.756	-66167.164	-66167.164
12-2024	4360.001	2956.264	9378.225	0.000	32468.820	0.000	121052.656	54658.900	105524.056	39356.892
12-2025	2780.500	2096.253	6864.930	0.000	23288.612	47800.000	41290.252	95949.152	32528.180	71885.072
12-2026	2904.876	2622.354	6540.952	0.000	23070.174	20400.000	63605.184	159554.336	45245.740	117130.816
12-2027	1921.000	1444.491	4233.398	0.000	14719.536	0.000	54581.176	214135.520	35663.564	152794.384
12-2028	1364.250	906.060	3085.395	0.000	10545.393	0.000	39962.512	254098.032	23716.526	176510.912
12-2029	1166.624	680.291	2445.058	0.000	8404.602	0.000	31620.980	285719.008	17053.212	193564.128
12-2030	1147.500	544.256	2024.036	0.000	7120.255	0.000	26013.208	311732.224	12750.491	206314.624
12-2031	1147.500	451.511	1723.706	0.000	6222.020	0.000	21995.042	333727.264	9799.089	216113.712
12-2032	1147.500	383.946	1498.214	0.000	5549.681	0.000	18976.066	352703.328	7684.493	223798.208
12-2033	1147.500	332.544	1322.661	0.000	5027.442	0.000	16624.505	369327.840	6119.542	229917.744
12-2034	1147.500	292.187	1182.187	0.000	4610.331	0.000	14742.056	384069.888	4932.856	234850.592
12-2035	1147.500	259.724	1067.320	0.000	4269.794	0.000	13202.225	397272.128	4015.728	238866.320
12-2036	1147.500	233.099	971.721	0.000	3986.770	0.000	11920.293	409192.416	3295.990	242162.304
12-2037	1147.500	210.908	890.904	0.000	3747.827	0.000	10836.261	420028.672	2723.738	244886.048
S TOT	26477.254	15889.486	50649.956	0.000	178210.752	230900.000	420028.672	420028.672	244886.048	244886.048
AFTER	34430.316	1829.053	9914.109	0.000	62849.180	382.500	99062.256	519090.944	13064.076	257950.128
TOTAL	60907.576	17718.538	60564.064	0.000	241059.936	231282.496	519090.944	519090.944	257950.128	257950.128

	OIL	GAS
GROSS WELLS	0.0	18.0
GROSS ULT. MB & MMF	0.000	258092.480
GROSS CUM. MB & MMF	0.000	0.000
GROSS REM. MB & MMF	0.000	258092.480
PRICE DIFFERENTIAL	0.000	0.000
INITIAL NRI %	0.000	74.500
INIT. WI %	97.581	97.581

DIRECT OPERATING EXPENSE

$/WELL/MONTH	0.0	
$/MONTH	720000.0	
MISC. EXP. $/BBL OR $/MCF	--OIL--	--GAS--
VARIABLE	0.000	0.000
TRANSPORTATION	0.000	0.270
SHRINK FACTOR	0.970	

ECONOMIC RESULTS

LIFE, YRS	50.17
UNDISC. PAYOUT, YRS.	1.55
DISC. PAYOUT, YRS.	0.00
UNDISCOUNTED NET/INVEST.	3.24
DISCOUNTED NET/INVEST.	2.23
RATE-OF-RETURN %	99.37

P.W. %	P.W. M$
5.00	349616.448
9.00	272783.296
10.00	257950.096
15.00	200069.472
20.00	159868.304
25.00	130174.640
40.00	74322.536
60.00	35397.044

2/9/2023

Alpine Summit Energy Partners Reserves & Economics Summary 3P Report with Interest Reversions 2022 Year-End SEC Pricing Case Effective January 1, 2023

Sort: Class - Lease																									**Reserves Not Risk Adjusted**
Lease	Well No	API	Field	State	County	Reservoir	Operator	Before Payout			After Payout			Gross			Net			Gross Revenue $	Production Taxes $	Operating Expense $	Capital Investment $	Life Yrs	Future Net Revenue $	10% Disc. FNR $	% Value Allocation %
								WI	NRI Oil	NRI Gas	WI	NRI Oil	NRI Gas	Oil MBO	Gas MMCF	NGL MBO	Oil MBO	Gas MMCF	NGL MBO
CLASS = PROVED DEV. PRODUCING
AI OCHO	101H	4247944665	GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	99.60%	0.00%	74.70%	84.66%	0.00%	63.49%	-	2,564.9	-	-	1,738.0	-	10,311,338	1,059,490	2,238,496	21,165	20	6,992,189	5,680,240	1.2%
AI SAN ROMAN	101H	4247944505	HAWKVILLE	TX	WEBB	AUSTIN CHALK	AGERON IRONROC ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	12,338.0	-	-	8,260.9	-	49,009,712	5,035,747	5,924,803	21,250	39	38,027,904	27,801,786	5.8%
AI SAN ROMAN	102H	4247944506	HAWKVILLE	TX	WEBB	AUSTIN CHALK	AGERON IRONROC ENERGY LLC	92.50%	0.00%	68.91%	85.00%	0.00%	63.33%	-	12,419.4	-	-	7,893.0	-	46,827,232	4,811,497	5,798,834	21,250	42	36,195,636	23,495,460	4.9%
AI SAN ROMAN	103H	4247944627	GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	99.46%	0.00%	74.10%	84.54%	0.00%	62.98%	-	9,594.8	-	-	6,309.6	-	37,433,144	3,846,255	5,127,220	21,136	38	28,438,522	19,621,842	4.1%
AI SAN ROMAN	104H	4247944628	GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	99.46%	0.00%	74.10%	84.54%	0.00%	62.98%	-	9,921.3	-	-	6,504.9	-	38,591,828	3,965,310	5,333,126	21,136	39	29,272,264	19,794,934	4.1%
AI SAN ROMAN SOUTH	101H	4247944666	GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	83.33%	0.00%	62.08%	70.83%	0.00%	52.77%	-	11,563.7	-	-	6,392.6	-	37,925,732	3,896,869	4,920,757	17,709	40	29,090,398	20,272,220	4.2%
AI SAN ROMAN SOUTH	102H	4247944667	GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	83.33%	0.00%	62.08%	70.83%	0.00%	52.77%	-	11,482.1	-	-	6,352.3	-	37,686,504	3,872,289	4,872,164	17,709	40	28,924,348	20,247,126	4.2%
ANIMAL	1H	4228732758	GIDDINGS DIST 3	TX	LEE	AUSTIN CHALK	IRONROC ENERGY	82.01%	58.22%	58.22%	82.01%	58.22%	58.22%	103.6	186.5	28.0	60.3	69.5	16.3	6,582,251	486,295	1,101,830	159,913	34	4,834,213	3,207,094	0.7%
ANIMAL	2H	4228732760	GIDDINGS	TX	LEE	AUSTIN CHALK-3	IRONROC ENERGY	82.23%	58.38%	58.38%	82.23%	58.38%	58.38%	308.7	1,541.6	231.2	180.2	576.0	135.0	24,633,818	1,940,489	2,278,407	160,351	47	20,254,564	12,634,326	2.6%
BEAKER B	2H	4228732740	GIDDINGS	TX	LEE	EAGLE FORD	IRONROC ENERGY	100.00%	75.44%	75.44%	100.00%	75.44%	75.44%	116.4	139.6	21.6	87.8	63.2	16.3	9,111,590	661,871	1,419,491	195,000	48	6,835,226	3,257,735	0.7%
BEAKER B	3H	4228732741	GIDDINGS	TX	LEE	AUSTIN CHALK-3	IRONROC ENERGY	100.00%	75.44%	75.44%	100.00%	75.44%	75.44%	119.0	166.6	25.8	89.7	75.4	19.5	9,467,850	691,654	1,361,849	25,000	39	7,389,347	4,175,937	0.9%
CINCINNATUS	2H	4214933557	GIDDINGS	TX	FAYETTE	AUSTIN CHALK-3	DALLAS PETROLEUM GROUP LLC	71.00%	51.50%	51.50%	55.75%	40.41%	40.41%	280.3	2,093.3	324.5	116.7	522.5	135.0	18,351,080	1,491,983	1,473,256	108,713	45	15,277,128	10,030,864	2.1%
CONSTANTINE	1H	4214933502	GIDDINGS DIST 5	TX	FAYETTE	AUSTIN CHALK-3	IRONROC ENERGY	78.40%	56.50%	56.50%	78.40%	56.50%	56.50%	300.9	1,564.7	341.1	170.0	716.0	192.7	26,890,428	2,188,993	2,934,910	152,880	49	21,613,648	11,988,882	2.5%
CONSTANTINE	2H	4214933521	GIDDINGS DIST 3	TX	FAYETTE	AUSTIN CHALK	IRONROC ENERGY	79.74%	57.48%	57.48%	79.74%	57.48%	57.48%	350.1	1,295.2	282.4	201.2	603.0	162.3	28,074,888	2,222,683	2,934,574	155,498	63	22,762,140	11,357,852	2.4%
ELECTRIC MAYHEM	1H	4228732768	GIDDINGS	TX	LEE	AUSTIN CHALK-3	IRONROC ENERGY	90.00%	63.90%	63.90%	76.50%	54.32%	54.32%	414.8	1,003.4	150.5	227.2	352.4	82.6	26,006,492	1,951,051	2,691,879	149,175	51	21,214,378	12,930,880	2.7%
ELECTRIC MAYHEM	2H	4228732769	GIDDINGS	TX	LEE	AUSTIN CHALK-3	IRONROC ENERGY	90.00%	63.90%	63.90%	76.50%	54.32%	54.32%	418.8	1,803.5	270.5	229.1	630.3	147.7	29,942,790	2,332,045	2,443,146	149,175	49	25,018,426	16,208,753	3.4%
GONZO 1H	1H	4228732747	GIDDINGS DIST 3	TX	LEE	AUSTIN CHALK-3	IRONROC ENERGY	87.50%	65.01%	65.01%	75.00%	55.72%	55.72%	186.9	486.0	105.9	104.5	220.2	59.3	13,157,406	1,014,575	1,618,748	146,250	44	10,377,838	5,494,631	1.1%
GONZO 2H	2H	4228732748	GIDDINGS DIST 3	TX	LEE	AUSTIN CHALK-3	IRONROC ENERGY	87.50%	65.52%	65.52%	75.00%	56.16%	56.16%	196.7	737.6	160.8	110.7	336.1	90.5	15,511,047	1,229,310	1,949,967	146,250	45	12,185,514	6,402,580	1.3%
GONZO 3H	3H	4214933498	GIDDINGS DIST 3	TX	FAYETTE	AUSTIN CHALK-3	IRONROC ENERGY	100.00%	75.10%	75.10%	80.00%	60.10%	60.10%	175.1	350.2	76.3	105.2	170.5	45.9	12,459,263	944,248	1,643,080	156,000	44	9,715,935	5,154,637	1.1%
GONZO B	4H	4214933499	GIDDINGS DIST 3	TX	FAYETTE	AUSTIN CHALK-3	IRONROC ENERGY	98.44%	73.83%	73.83%	78.75%	59.07%	59.07%	104.5	352.2	76.8	62.6	171.0	46.0	8,481,967	666,658	1,407,715	153,569	37	6,254,024	3,518,118	0.7%
GONZO B	5H	4214933500	GIDDINGS DIST 3	TX	FAYETTE	AUSTIN CHALK-3	IRONROC ENERGY	78.44%	58.83%	58.83%	78.44%	58.83%	58.83%	185.7	222.8	48.6	109.2	106.2	28.6	11,847,765	873,638	1,364,129	152,962	44	9,457,034	5,083,258	1.1%
GROVER 1H	1H	4247731162	GIDDINGS DIST 3	TX	FAYETTE	AUSTIN CHALK	IRONROC ENERGY	75.00%	56.25%	56.25%	75.00%	56.25%	56.25%	301.2	602.3	131.3	169.4	274.4	73.9	20,058,716	1,520,186	1,871,188	146,250	49	16,521,093	9,157,581	1.9%
HUEBNER KLAUS GU 1H	1H	4201531065	GIDDINGS DIST 3	TX	AUSTIN	AUSTIN CHALK	CARR RESOURCES INC	85.00%	0.00%	63.75%	50.00%	0.00%	37.50%	-	3,005.8	-	-	1,188.1	-	6,677,637	655,243	1,602,267	12,500	29	4,407,627	2,918,637	0.6%
LONNIE MAE 2H	2H	4228732764	GIDDINGS	TX	LEE	AUSTIN CHALK-3	IRONROC ENERGY	61.60%	46.20%	46.20%	46.20%	34.65%	34.65%	616.0	2,849.9	427.5	239.4	693.4	162.5	31,754,128	2,482,637	2,991,777	90,090	52	26,189,630	18,269,406	3.8%
PORTER MURPHY	1H	4214933544	GIDDINGS DIST 3	TX	FAYETTE	AUSTIN CHALK-3	IRONROC ENERGY	79.35%	59.51%	59.51%	59.51%	44.63%	44.63%	182.0	1,183.0	257.9	94.2	496.1	133.5	16,426,474	1,362,642	2,109,857	149,768	41	12,804,205	8,291,828	1.7%
ROWLF 1H	1H	4239532066	GIDDINGS D5	TX	ROBERTSON	AUSTIN CHALK	IRONROC ENERGY	77.00%	58.92%	58.92%	77.00%	58.92%	58.92%	58.4	73.0	11.0	34.4	27.5	6.5	3,590,445	261,298	1,374,359	19,250	26	1,935,539	1,343,893	0.3%
ROWLF 2H	2H	4239532067	GIDDINGS D5	TX	ROBERTSON	AUSTIN CHALK	IRONROC ENERGY	77.00%	58.92%	58.92%	77.00%	58.92%	58.92%	86.5	108.1	16.2	51.0	40.8	9.6	5,316,887	386,941	1,754,579	19,250	31	3,156,117	2,031,033	0.4%
SAMPSON-MUELLER B	5H	4214933549	GIDDINGS DIST 3	TX	FAYETTE	AUSTIN CHALK-3	DALLAS PETROLEUM GROUP LLC	78.39%	56.44%	56.44%	62.71%	45.38%	45.38%	393.3	1,964.8	428.3	192.7	779.6	209.8	29,990,602	2,433,136	3,028,100	122,292	49	24,407,070	16,142,706	3.4%
SAMPSON-MUELLER UNIT A	4H	4214933532	GIDDINGS DIST 3	TX	FAYETTE	AUSTIN CHALK-3	DALLAS PETROLEUM GROUP LLC	86.32%	62.61%	62.61%	86.32%	62.61%	62.61%	416.3	2,074.1	452.2	260.6	1,051.8	283.1	40,519,688	3,286,702	4,088,906	168,318	50	32,975,760	20,429,390	4.3%
STATLER 1H (OPEN HOLE/RECOMP)		4214932749	GIDDINGS DIST 3	TX	FAYETTE	AUSTIN CHALK	IRONROC ENERGY	75.00%	56.84%	56.84%	75.00%	56.84%	56.84%	104.8	104.8	16.2	59.6	48.3	9.2	6,180,033	448,808	871,407	146,250	36	4,713,568	2,846,525	0.6%
STELLA MAE 2H	2H	4214933525	GIDDINGS DIST 3	TX	FAYETTE	AUSTIN CHALK	IRONROC ENERGY	71.74%	53.81%	53.81%	71.74%	53.81%	53.81%	245.0	1,531.1	237.3	131.8	494.3	127.7	19,362,734	1,551,322	1,445,732	139,898	45	16,225,786	9,440,235	2.0%
STELLA MAE 3H	3H	4214933526	GIDDINGS DIST 3	TX	FAYETTE	AUSTIN CHALK	IRONROC ENERGY	71.74%	53.81%	53.81%	71.74%	53.81%	53.81%	158.8	833.6	129.2	85.4	269.1	69.5	11,820,404	933,907	1,135,673	139,898	40	9,610,921	5,726,986	1.2%
SWEDISH CHEF 1H (OPEN HOLE)	1H	4247730727	GIDDINGS DIST 3	TX	WASHINGTON	AUSTIN CHALK	IRONROC ENERGY	60.00%	42.00%	42.00%	60.00%	42.00%	42.00%	21.2	127.0	19.7	8.9	43.2	8.3	1,373,708	111,286	407,290	117,000	22	738,131	444,090	0.1%
SWEDISH CHEF 2H	2H	4247731150	GIDDINGS DIST 3	TX	WASHINGTON	AUSTIN CHALK	IRONROC ENERGY	60.00%	42.00%	42.00%	60.00%	42.00%	42.00%	260.3	1,301.7	195.3	109.3	349.9	82.0	14,951,261	1,177,875	1,675,801	117,000	57	11,980,587	6,311,325	1.3%
SWEDISH CHEF 3H	3H	4247731151	GIDDINGS DIST 3	TX	WASHINGTON	AUSTIN CHALK	IRONROC ENERGY	60.00%	42.00%	42.00%	60.00%	42.00%	42.00%	348.3	1,393.1	209.0	146.3	374.5	87.8	18,737,872	1,451,745	1,900,064	117,000	62	15,269,058	7,881,625	1.6%
SWEDISH CHEF 4H	4H	4247731178	GIDDINGS DIST 3	TX	WASHINGTON	AUSTIN CHALK	IRONROC ENERGY	77.39%	54.17%	54.17%	77.39%	54.17%	54.17%	281.2	1,827.5	274.1	152.3	633.6	148.5	22,799,206	1,834,317	2,514,731	150,911	58	18,299,246	9,839,046	2.1%
SWEDISH CHEF B 5H	5H	4247731208	GIDDINGS DIST 3	TX	WASHINGTON	AUSTIN CHALK	IRONROC ENERGY	94.49%	66.14%	66.14%	75.59%	52.91%	52.91%	271.8	2,429.3	364.4	155.4	888.0	208.1	26,523,538	2,191,555	2,718,475	179,529	55	21,433,986	13,183,410	2.8%
Subtotal:														7,006	103,237	5,314	3,745	55,716	2,798	774,387,456	67,272,549	92,328,584	3,987,293		610,798,999	382,616,867	80.0%

CLASS = PROVED NONPRODUCING
KERMIT B 2H		4214933559	GIDDINGS DIST 3	TX	FAYETTE	AUSTIN CHALK	IRONROC ENERGY	78.47%	54.93%	54.93%	62.78%	43.94%	43.94%	457.5	1,593.6	347.4	221.1	613.6	165.1	30,098,102	2,368,610	3,092,837	4,830,629	48	19,806,030	12,339,879	2.6%
MVP A-152 GAS UNIT	3ST	4224130816	ADAMS RANCH	TX	JASPER	YEGUA EY-9	SOUTHERN OIL OF LOUISIANA LLC	97.00%	68.87%	68.87%	97.00%	68.87%	68.87%	9.8	982.2	-	6.8	622.3	-	4,130,043	387,384	1,406,378	24,250	15	2,312,031	1,694,495	0.4%
SAN ROMAN	201H	4247944755	GIDDINGS DIST 3	TX	WEBB	EAGLE FORD	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	10,231.2	-	-	6,763.8	-	40,127,872	4,123,140	6,893,628	6,021,250	47	23,089,864	13,407,333	2.8%
SAN ROMAN	202H	4247944756	GIDDINGS DIST 3	TX	WEBB	EAGLE FORD	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	10,231.2	-	-	6,763.8	-	40,127,872	4,123,140	6,893,628	6,021,250	47	23,089,864	13,407,333	2.8%
Subtotal:														467	23,038	347	228	14,764	165	114,483,889	11,002,273	18,286,470	16,897,379		68,297,789	40,849,040	8.5%

CLASS = PROVED UNDEVELOPED
AI SAN ROMAN	105H		GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	15,918.2	-	-	10,559.4	-	62,646,460	6,436,921	8,270,996	13,721,250	43	34,217,284	19,425,950	4.1%
AI SAN ROMAN	106H		GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	15,918.2	-	-	10,531.8	-	62,482,692	6,420,097	8,255,026	13,721,250	43	34,086,316	19,017,410	4.0%
HUEBNER KLAUS 3H (ENDURANCE 1H)			GIDDINGS DIST 3	TX	AUSTIN	AUSTIN CHALK	IRONROC ENERGY	100.00%	0.00%	75.00%	75.00%	0.00%	56.25%	-	11,855.3	-	-	6,857.0	-	38,539,660	3,781,703	5,332,531	15,018,750	39	14,406,666	5,858,522	1.2%
KERMIT A 1H			GIDDINGS DIST 3	TX	FAYETTE	AUSTIN CHALK	IRONROC ENERGY	100.00%	75.00%	75.00%	80.00%	60.00%	60.00%	421.9	1,806.9	393.9	273.5	924.2	248.7	39,767,308	3,178,777	3,949,514	12,156,000	47	20,483,016	10,688,837	2.2%
Subtotal:														422	45,499	394	273	28,872	249	203,436,120	19,817,497	25,808,066	54,617,250		103,193,282	54,990,719	11.5%

TOTAL PROVED:														7,896	171,773	6,055	4,247	99,352	3,211	1,092,307,465	98,092,319	136,423,121	75,501,922		782,290,069	478,456,626	100.0%

CLASS = PROBABLE UNDEVELOPED
AI SAN ROMAN	107H		GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	15,918.2	-	-	10,486.9	-	62,215,972	6,392,690	8,229,376	13,721,250	43	33,872,652	18,403,222
AI SAN ROMAN	108H		GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	15,918.2	-	-	10,486.9	-	62,215,972	6,392,690	8,229,376	13,721,250	43	33,872,652	18,403,222
AI SAN ROMAN	109H		GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	15,918.2	-	-	10,559.4	-	62,646,460	6,436,921	8,270,996	13,721,250	43	34,217,284	19,425,950
AI SAN ROMAN	110H		GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	15,918.2	-	-	10,454.2	-	62,021,944	6,372,755	8,207,979	13,721,250	43	33,719,968	17,993,826
AI SAN ROMAN	111H		GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	15,918.2	-	-	10,454.2	-	62,021,944	6,372,755	8,207,979	13,721,250	43	33,719,968	17,993,826
AI SAN ROMAN	112H		GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	15,918.2	-	-	10,454.2	-	62,021,944	6,372,755	8,207,979	13,721,250	43	33,719,968	17,993,826
AI SAN ROMAN	113H		GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	15,918.2	-	-	10,454.2	-	62,021,944	6,372,755	8,207,979	13,721,250	43	33,719,968	17,993,826
AI SAN ROMAN	114H		GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	15,918.2	-	-	10,454.2	-	62,021,944	6,372,755	8,207,979	13,721,250	43	33,719,968	17,993,826
AI SAN ROMAN SOUTH	103H		GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	15,918.2	-	-	10,531.8	-	62,482,692	6,420,097	8,255,026	13,721,250	43	34,086,316	19,017,410
AI SAN ROMAN SOUTH	104H		GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	15,918.2	-	-	10,454.2	-	62,021,944	6,372,755	8,207,979	13,721,250	43	33,719,968	17,993,826
AI SAN ROMAN SOUTH	105H		GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	15,918.2	-	-	10,531.8	-	62,482,692	6,420,097	8,255,026	13,721,250	43	34,086,316	19,017,410
AI SAN ROMAN SOUTH	106H		GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	15,918.2	-	-	9,970.8	-	59,154,004	6,078,075	7,902,046	13,721,250	45	31,452,632	13,913,063
AI SAN ROMAN SOUTH	107H		GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	15,918.2	-	-	9,970.8	-	59,154,004	6,078,075	7,902,046	13,721,250	45	31,452,632	13,913,063
SAN ROMAN	212H		GIDDINGS DIST 3	TX	WEBB	EAGLE FORD	AGERON ENERGY LLC	85.00%	0.00%	63.33%	85.00%	0.00%	63.33%	-	10,231.2	-	-	6,284.5	-	37,284,508	3,830,984	6,510,665	10,221,250	50	16,721,614	5,354,557
SAN ROMAN	213H		GIDDINGS DIST 3	TX	WEBB	EAGLE FORD	AGERON ENERGY LLC	85.00%	0.00%	63.33%	85.00%	0.00%	63.33%	-	10,231.2	-	-	6,284.5	-	37,284,508	3,830,984	6,510,665	10,221,250	50	16,721,614	5,354,557
SAN ROMAN	214H		GIDDINGS DIST 3	TX	WEBB	EAGLE FORD	AGERON ENERGY LLC	85.00%	0.00%	63.33%	85.00%	0.00%	63.33%	-	10,231.2	-	-	6,284.5	-	37,284,508	3,830,983	6,510,664	10,221,250	50	16,721,617	5,228,479
SAN ROMAN	215H		GIDDINGS DIST 3	TX	WEBB	EAGLE FORD	AGERON ENERGY LLC	85.00%	0.00%	63.33%	85.00%	0.00%	63.33%	-	10,231.2	-	-	6,284.5	-	37,284,508	3,830,983	6,510,664	10,221,250	50	16,721,617	5,228,479
SAN ROMAN SOUTH	201H		GIDDINGS DIST 3	TX	WEBB	EAGLE FORD	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.32%	-	10,231.2	-	-	6,710.5	-	39,811,864	4,090,669	6,855,746	12,021,250	48	16,844,204	6,727,758
Subtotal:														-	258,093	-	-	167,112	-	991,433,356	101,869,778	139,190,168	231,282,500		519,090,958	257,950,125

CLASS = POSSIBLE UNDEVELOPED
AI SAN ROMAN	115H		GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	15,918.2	-	-	10,243.5	-	60,771,880	6,244,310	8,078,603	13,721,250	44	32,727,714	15,866,058
AI SAN ROMAN	116H		GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	15,918.2	-	-	10,243.5	-	60,771,880	6,244,310	8,078,603	13,721,250	44	32,727,714	15,866,058
AI SAN ROMAN	117H		GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	15,918.2	-	-	10,243.5	-	60,771,880	6,244,310	8,078,603	13,721,250	44	32,727,714	15,866,058
AI SAN ROMAN	118H		GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	15,918.2	-	-	10,187.6	-	60,440,280	6,210,238	8,040,225	13,721,250	44	32,468,568	15,413,409
AI SAN ROMAN	119H		GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	15,918.2	-	-	10,187.6	-	60,440,280	6,210,238	8,040,225	13,721,250	44	32,468,568	15,413,409
AI SAN ROMAN	120H		GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	15,918.2	-	-	10,187.6	-	60,440,280	6,210,238	8,040,225	13,721,250	44	32,468,568	15,413,409
AI SAN ROMAN	121H		GIDDINGS DIST 3	TX	WEBB	AUSTIN CHALK	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	15,918.2	-	-	10,157.1	-	60,259,636	6,191,677	8,019,859	13,721,250	44	32,326,846	15,180,241
SAN ROMAN	203H		GIDDINGS DIST 3	TX	WEBB	EAGLE FORD	AGERON ENERGY LLC	85.00%	0.00%	63.33%	85.00%	0.00%	63.32%	-	10,231.2	-	-	6,284.5	-	37,284,500	3,830,983	6,510,663	10,221,250	50	16,721,613	5,571,480
SAN ROMAN	204H		GIDDINGS DIST 3	TX	WEBB	EAGLE FORD	AGERON ENERGY LLC	85.00%	0.00%	63.33%	85.00%	0.00%	63.32%	-	10,231.2	-	-	6,284.5	-	37,284,500	3,830,983	6,510,663	10,221,250	50	16,721,613	5,571,480
SAN ROMAN	205H		GIDDINGS DIST 3	TX	WEBB	EAGLE FORD	AGERON ENERGY LLC	85.00%	0.00%	63.33%	85.00%	0.00%	63.32%	-	10,231.2	-	-	6,284.5	-	37,284,500	3,830,983	6,510,663	10,221,250	50	16,721,613	5,571,480
SAN ROMAN	206H		GIDDINGS DIST 3	TX	WEBB	EAGLE FORD	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	10,231.2	-	-	6,353.7	-	37,694,696	3,873,130	6,564,331	12,021,250	49	15,235,996	4,502,701
SAN ROMAN	207H		GIDDINGS DIST 3	TX	WEBB	EAGLE FORD	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	10,231.2	-	-	6,353.7	-	37,694,696	3,873,130	6,564,331	12,021,250	49	15,235,996	4,502,701
SAN ROMAN	208H		GIDDINGS DIST 3	TX	WEBB	EAGLE FORD	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	10,231.2	-	-	6,353.7	-	37,694,696	3,873,130	6,564,331	12,021,250	49	15,235,996	4,502,701
SAN ROMAN	209H		GIDDINGS DIST 3	TX	WEBB	EAGLE FORD	AGERON ENERGY LLC	85.00%	0.00%	63.33%	85.00%	0.00%	63.33%	-	10,231.2	-	-	6,284.5	-	37,284,496	3,830,982	6,510,665	10,221,250	50	16,721,613	5,440,294
SAN ROMAN	210H		GIDDINGS DIST 3	TX	WEBB	EAGLE FORD	AGERON ENERGY LLC	85.00%	0.00%	63.33%	85.00%	0.00%	63.33%	-	10,231.2	-	-	6,284.5	-	37,284,496	3,830,982	6,510,665	10,221,250	50	16,721,613	5,440,294
SAN ROMAN	211H		GIDDINGS DIST 3	TX	WEBB	EAGLE FORD	AGERON ENERGY LLC	85.00%	0.00%	63.33%	85.00%	0.00%	63.33%	-	10,231.2	-	-	6,284.5	-	37,284,496	3,830,982	6,510,665	10,221,250	50	16,721,613	5,440,294
SAN ROMAN	216H		GIDDINGS DIST 3	TX	WEBB	EAGLE FORD	AGERON ENERGY LLC	85.00%	0.00%	63.33%	85.00%	0.00%	63.33%	-	10,231.2	-	-	6,284.5	-	37,284,508	3,830,983	6,510,664	10,221,250	50	16,721,617	5,228,479
SAN ROMAN SOUTH	202H		GIDDINGS DIST 3	TX	WEBB	EAGLE FORD	AGERON ENERGY LLC	100.00%	0.00%	74.50%	85.00%	0.00%	63.33%	-	10,231.2	-	-	6,727.1	-	39,909,936	4,100,746	6,868,368	12,021,250	47	16,919,574	6,895,347
SAN ROMAN SOUTH	203H		GIDDINGS DIST 3	TX	WEBB	EAGLE FORD	AGERON ENERGY LLC	85.00%	0.00%	63.33%	85.00%	0.00%	63.33%	-	10,231.2	-	-	6,284.5	-	37,284,516	3,830,983	6,510,664	10,221,250	51	16,721,616	5,024,913
SAN ROMAN SOUTH	204H		GIDDINGS DIST 3	TX	WEBB	EAGLE FORD	AGERON ENERGY LLC	85.00%	0.00%	63.33%	85.00%	0.00%	63.33%	-	10,231.2	-	-	6,284.5	-	37,284,516	3,830,983	6,510,664	10,221,250	51	16,721,616	5,024,913
Subtotal:														-	244,433	-	-	153,799	-	912,450,668	93,754,303	141,533,678	236,125,000		441,037,781	177,735,716
AlpineEnergy_YrEnd2022-3P_SEC_Oneline_020223 Sort Class-Lease	Page 1